UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2010

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

               Nevada                                           000-18590                                          84-1133368

(State or other jurisdiction                           (Commission                                      (IRS Employer

        of incorporation)                                 File Number)                                   Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement.

On February 1, 2010, Good Times Restaurants Inc. (the "Company") and Good Times Drive Thru Inc. ("GTDT"), a wholly owned subsidiary of the Company, entered into a loan agreement (the "Loan Agreement") with W Capital, John T. MacDonald and Golden Bridge, LLC (collectively  "the Lender"), pursuant to which the Lender made a loan of $200,000, with up to an additional $200,000 loan available through April 30, 2010 (the "Loan"), to be used for restaurant marketing and other working capital uses of GTDT.  Eric Reinhard, Ron Goodson, David Grissen, Richard Stark, and Alan Teran, who are all members of the Company's Board of Directors and stockholders of the Company, are the sole members of Golden Bridge, LLC. However, not all members of Golden Bridge, LLC are participating in the Loan.  The Company's and GTDT's obtaining of the Loan from the Lender and related transactions were duly approved in advance by the Company's Board of Directors by the affirmative vote of members thereof who did not have an interest in the transaction.

The Loan is evidenced by a Convertible Secured Promissory Note dated February 1, 2010 (the "Note") made by the Company and GTDT, as co-makers, and shall bear interest at a rate of 12% per annum on the unpaid principal balance through August 1, 2010.  The maturity date for payment of all principal and interest on the Note is December 31, 2010.  However, if and to the extent that any portion of the Note is still outstanding after August 1, 2010, the interest rate will increase to 14% per annum from and after August 1, 2010 until the maturity date.  All interest accrues through the maturity date.  The Loan Agreement contains customary event of default provisions and a cross-default provision with respect to the loan agreement for the Wells Fargo Bank and PFGI II, LLC loans in the event of payment default on either of those loans.  Upon the occurrence and continuance of an event of default, the Lender may declare all or part of the unpaid principal and accrued and unpaid interest on the Loan due and payable.  Any amounts not paid to the Lender when due will bear interest from the due date until paid at a rate of 16% per annum.

The Loan Agreement and the Note are subject to the terms of a Leasehold Deed of Trust Agreement and Security Agreement with respect to certain of GTDT's restaurants that were not previously pledged as collateral under the Wells Fargo Bank or PFGI II, LLC borrowings.  The Note is convertible into shares of common stock of the Company (the "Conversion Shares") at any time prior to repayment at a conversion price of 25% less than the average price of the Company's common stock during the 20 days prior to the conversion date, provided however that the conversion price shall not be below $.75 per share nor above $1.08 per share (the "Conversion Price").

In connection with the Loan, the Company issued warrants dated February 1, 2010 (the "Warrants") to the Lender which provides that the Lender may at any time from February 1, 2010 until two years from the date of repayment or conversion of the Loan purchase up to an aggregate of 50,000 shares of the Company's common stock (the "Warrant Shares") at an exercise price that is equal to the Conversion Price calculation above.  If the Loan is not repaid prior to August 1, 2010, the Company will issue warrants for the purchase of 50,000 additional shares of the Company's common stock upon the same terms as the initial Warrants.  The number of Warrant Shares and the exercise price are subject to customary antidilution adjustments upon the occurrence of any stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, stock combinations or similar events.

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The issuance of the Note and the Warrants was made in reliance on the exemption from registration under the Securities Act of 1933 (the "Securities Act") as provided in Section 4(2) of the Securities Act.  The facts relied upon to make such exemption available include the limited number of offerees and purchasers involved, the limited manner of offering, the status of each purchaser as either an "accredited investor" as defined in Regulation D under the Securities Act or sophisticated as to the nature of the particular transaction, and the restricted status of the security as evidenced by a customary restrictive legend on the document for the security.  The Loan Agreement and the Warrants provide for the registration of the Conversion Shares and the Warrant Shares within 30 days of closing on a Form S-3 or other short form registration available to the Company.

The Loan Agreement, Note and Warrants (collectively, the "Loan Documents") are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing summary of the Loan Documents is qualified in its entirety by reference to the full text of the Loan Documents filed as exhibits hereto.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2010, the Company and GTDT obtained the Loan from the Lender.  The description of the Loan and the related Loan Documents contained in Item 1.01 above is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description
4.1	Warrants to Purchase Shares of Common Stock, Par Value $0.01 Per Share dated February 1, 2010 by Good Times Restaurants Inc.
10.1	Loan Agreement dated February 1, 2010 among W Capital, John T. MacDonald, Golden Bridge, LLC, and Good Times Drive Thru Inc. and Good Times Restaurants Inc.
10.2	Promissory Note dated February 1, 2010 by Good Times Drive Thru Inc. and Good Times Restaurants Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        GOOD TIMES RESTAURANTS INC.

Date:  February 3, 2010                                   By:  /s/ Boyd E. Hoback

                                                                                 Boyd E. Hoback

                                     President and Chief Executive Officer11149096